                                CUSTODY AGREEMENT

     AGREEMENT dated February 29, 1988, between THE CHASE MANHATTAN BANK, N.A. (
"Chase"), having its principal place of business at 1 Chase Manhattan Plaza, New
York, New York 10081,  and TEMPLETON  GLOBAL INCOME FUND, INC. (the "Fund"),  an
investment company registered under the Investment Company Act of 1940 ( "Act of
1940"),  having its  principal  place of  business at 700  Central  Avenue,  St.
Petersburg, Florida 33733.

     WHEREAS,  the Fund wishes to appoint  Chase as custodian to its  securities and  assets  and  Chase is  willing  to act as  custodian  under  the  terms and conditions  hereinafter set forth; NOW,  THEREFORE,  the Fund and its successors and assigns and Chase and its successors and assigns, hereby agree as follows:

          1. Appointment as Custodian.  Chase agrees to act as custodian for the
     Fund, as provided  herein,  in connection with (a) cash ( "Cash")  received from time to time from,  or for the  account of, the Fund for credit to the
     Fund's deposit account or accounts  administered  by Chase,  Chase Branches and Domestic  Securities  Depositories  (as  hereinafter  defined),  and/or
     Foreign Banks and Foreign Securities  Depositories (as hereinafter defined)
     (the "Deposit Account"); (b) all stocks, shares, bonds, debentures,  notes,
     mortgages,   or  other  obligations  for  the  payment  of  money  and  any certificates,  receipts, warrants, or other instruments representing rights
     to  receive,   purchase,  or  subscribe  for  the  same  or  evidencing  or representing  any  other  rights or  interests  therein  and other  similar property (  "Securities")  from time to time  received by Chase  and/or any
     Chase  Branch,  Domestic  Securities  Depository,  Foreign  Bank or Foreign
     Securities  Depository for the account of the Fund (the "Custody Account");
     and (c)  original  margin and  variation  margin  payments in a  segregated account for futures contracts (the "Segregated Account").

          All cash held in the Deposit  Account or in the Segregated  Account in
     connection   with  which  Chase  agrees  to  act  as  custodian  is  hereby denominated  as a  special  deposit  which  shall be held in trust  for the benefit  of the  Fund and to  which  Chase,  Chase  Branches  and  Domestic
     Securities   Depositories  and/or  Foreign  Banks  and  Foreign  Securities
     Depositories  shall have no ownership rights, and Chase will so indicate on its books and records  pertaining to the Deposit Account and the Segregated
     Account.  All cash held in auxiliary  accounts  that may be carried for the
     Fund with Chase  (including a Money  Market  Account,  Redemption  Account,
     Distribution  Account  and  Imprest  Account)  is not so  denominated  as a special deposit and title thereto is held by Chase subject to the claims of creditors.

          2.  Authorization  to  Use  Book  Entry  System,  Domestic  Securities
     Depositories.   Branch  Offices.   Foreign  Banks  and  Foreign  Securities
     Depositories. Chase is hereby authorized to appoint and utilize, subject to the provisions of Sections 4 and 5 hereof:

               A. The Book Entry System and The Depository  Trust  Company;  and
          also such other Domestic Securities Depositories selected by Chase and as to which Chase has received a certified copy of a resolution of the
          Fund's Board of Directors authorizing deposits therein;

               B. Chase's  foreign  branch offices in the United  Kingdom,  Hong
          Kong,  Singapore,  and Tokyo, and such other foreign branch offices of
          Chase  located in countries  approved by the Board of Directors of the
          Fund as to which Chase shall have given prior notice to the Fund;

               C.  Foreign  Banks  which Chase  shall have  selected,  which are located in  countries  approved by the Board of Directors of the Fund, and as to which banks Chase shall have given prior notice to the Fund;
          and

               D.  Foreign  Securities   Depositories  which  Chase  shall  have
          selected  and as to which  Chase has  received a  certified  copy of a resolution  of the  Fund's  Board of  Directors  authorizing  deposits therein; to hold Securities and Cash at any time owned by the Fund, it being understood that no such appointment or utilization  shall in any way relieve  Chase of its  responsibilities  as  provided  for in this
          Agreement.  Foreign branch offices of Chase  appointed and utilized by
          Chase are herein  referred to as "Chase  Branches."  Unless  otherwise agreed to in writing,  (a) each Chase  Branch,  each  Foreign Bank and each Foreign Securities  Depository shall be selected by Chase to hold only Securities as to which the principal  trading market or principal location as to which such  Securities  are to be presented for payment is located  outside  the United  States;  and (b) Chase and each Chase
          Branch,  Foreign Bank and Foreign Securities  Depository will promptly transfer or cause to be transferred to Chase, to be held in the United
          States,  Securities  and/or Cash that are then being held  outside the
          United  States upon request of the Fund and/or of the  Securities  and
          Exchange Commission.  Utilization by Chase of Chase Branches, Domestic
          Securities   Depositories,   Foreign  Banks  and  Foreign   Securities
          Depositories  shall be in accordance  with  provisions as from time to time  amended,  of an  operating  agreement to be entered into between
          Chase and the Fund (the "Operating Agreement").

          3. Definitions.  As used in this Agreement,  the following terms shall have the following meanings:

               (a) "Authorized  Persons of the Fund" shall mean such officers or employees  of the Fund or any other  person or  persons  as shall have been designated by a resolution of the Board of Directors of the Fund, a  certified  copy of  which  has been  filed  with  Chase,  to act as
          Authorized  Persons  hereunder.  Such  persons  shall  continue  to be
          Authorized  Persons of the Fund,  authorized  to act either  singly or together  with one or more other of such  persons as  provided in such resolution,  until such time as the Fund shall have filed with Chase a written notice of the Fund  supplementing,  amending,  or revoking the authority of such persons.

               (b) "Book-Entry  system" shall mean the Federal  Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

               (c) "Domestic  Securities  Depository"  shall mean The Depository
          Trust Company,  a clearing  agency  registered with the Securities and
          Exchange  Commission,  its successor or successors  and its nominee or nominees;  and (subject to the receipt by Chase of a certified copy of a resolution of the Fund's Board of Directors  specifically  approving deposits  therein as provided in Section 2(a) of this  Agreement)  any other person  authorized to act as a depository under the Act of 1940, its successor or successors and its nominee or nominees.

               (d) "Foreign Bank" shall mean any banking  institution  organized under the laws of a  jurisdiction  other than the United  States or of any state thereof.

               (e) A "Foreign  Securities  Depository" shall mean any system for the central handling of securities  abroad where all securities of any particular  class or series of any issuer  deposited within the system are  treated  as  fungible  and  may  be  transferred  or  pledged  by bookkeeping  without physical  delivery of the securities by any Chase
          Branch or Foreign Bank.

               (f) "Written  Instructions"  shall mean  instructions  in writing signed by  Authorized  Persons of the Fund giving  such  instructions, and/or such other forms of  communications  as from time to time shall be agreed upon in writing between the Fund and Chase.

          4. Selection of Countries in Which Securities May be Held. Chase shall not cause  Securities and Cash to be held in any country outside the United
     States  until  the Fund has  directed  the  holding  of its  assets in such country.  Chase will be provided  with a copy of a resolution of the Fund's
     Board of Directors  authorizing  such custody in any country outside of the
     United States,  which  resolution shall be based upon, among other factors, the following:

               (a) comparative operational efficiencies of custody;

               (b) clearance and settlement and the costs thereof; and

               (c)   political   and  other   risks,   other  than  those  risks
          specifically assumed by Chase.

          5.  Responsibility of Chase to Select Custodians in Individual Foreign
     Countries.  The responsibility for selecting the Chase Branch, Foreign Bank or Foreign Securities  Depository to hold the Fund's Securities and Cash in individual  countries  authorized by the Fund shall be that of Chase. Chase generally shall utilize Chase Branches where available.  In locations where there are no Chase  Branches  providing  custodial  services,  Chase  shall select as its agent a Foreign Bank, which may be an affiliate or subsidiary of  Chase.  To  facilitate  the  clearance  and  settlement  of  securities transactions,  Chase represents that,  subject to the approval of the Fund, it may deposit Securities in a Foreign Securities Depository in which Chase is a  participant.  In situations in which Chase is not a participant  in a
     Foreign  Securities  Depository,  Chase may, subject to the approval of the
     Fund,  authorize a Foreign Bank acting as its  subcustodian  to deposit the
     Securities in a Foreign Securities  Depository in which the Foreign Bank is a participant.  Notwithstanding the foregoing, such selection by Chase of a
     Foreign Bank or Foreign  Securities  Depository  shall not become effective until  Chase has been  advised by the Fund that a majority  of its Board of
     Directors:

               (a) Has approved Chase's selection of the particular Foreign Bank or Foreign  Securities  Depository,  as the case may be, as consistent with the best interests of the Fund and its Shareholder;

               (b) Has  approved as  consistent  with the best  interests of the
          Fund and its Shareholders a written  contract  prepared by Chase which will govern the manner in which such  Foreign  Bank will  maintain the
          Fund's assets.

          6.  Conditions  on  Selection  of Foreign  Bank or Foreign  Securities
     Depository.  Chase shall  authorize the holding of Securities and Cash by a
     Chase Branch, Foreign Bank or Foreign Securities Depository only:

               (a) to the extent that the Securities and Cash are not subject to any right,  charge,  security  interest,  lien or claim of any kind in favor of any  such  Foreign  Bank or  Foreign  Securities  Depository, except for their safe custody or administration, and

               (b) to the extent that the beneficial  ownership of Securities is freely  transferable  without the payment of money or value other than for safe custody or administration.

          7. Chase  Branches  and  Foreign  Banks Not Agents of the Fund.  Chase
     Branches,  Foreign  Banks  and  Foreign  Securities  Depositories  shall be subject to the  instructions  of Chase and/or the Foreign Bank,  and not to those of the Fund. Chase warrants and represents that all such instructions shall  afford  protection  to the Fund at least equal to that  afforded for
     Securities  held  directly  by Chase.  Any Chase  Branch,  Foreign  Bank or
     Foreign Securities Depository shall act solely as agent of Chase or of such
     Foreign Bank.

          8. Custody  Account.  Securities  held in the Custody Account shall be physically  segregated  at all  times  from  those of any  other  person or persons except that (a) with respect to Securities  held by Chase Branches, such  Securities  may be placed in an omnibus  account for the customers of
     Chase,  and Chase shall maintain  separate book entry records for each such omnibus  account,  and such  Securities  shall be deemed for the purpose of this Agreement to be held by Chase in the Custody Account; (b) with respect to Securities deposited by Chase with a Foreign Bank, a Domestic Securities
     Depository or a Foreign Securities Depository,  Chase shall identify on its books as belonging to the Fund the Securities  shown on Chase's  account on the books of the Foreign Bank,  Domestic  Securities  Depository or Foreign
     Securities  Depository;  and (c) with respect to Securities  deposited by a
     Foreign Bank with a Foreign  Securities  Depository,  Chase shall cause the
     Foreign Bank to identify on its books as belonging to Chase, as agent,  the
     Securities  shown on the Foreign Bank's account on the books of the Foreign
     Securities  Depository.  All  Securities  of the Fund  maintained  by Chase pursuant to this  Agreement  shall be subject only to the  instructions  of
     Chase, Chase Branches or their agents.  Chase shall only deposit Securities with a Foreign Bank in accounts  that include only assets held by Chase for its customers.

          8a. Segregated  Account for Futures  Contracts.  With respect to every futures contract purchased,  sold or cleared for the Custody Account, Chase agrees,  pursuant to Written Instructions,  to:

               (a) deposit  original  margin and variation  margin payments in a segregated account maintained by Chase; and

               (b) perform all other  obligations  attendant to  transactions or positions in such futures  contracts,  as such payments or performance may be required by law or the executing broker.

          8b.  Segregated  Account for  Repurchase  Agreements.  With respect to purchases  for  the  Custody  Account,  from  banks  (including  Chase)  or broker-dealers,  of United States or foreign government  obligations with a simultaneous agreement by the seller to repurchase them within no more than
     7 days, at the original purchase price plus accrued interest, Chase agrees, pursuant to Written Instructions, to:

               (a)  deposit  such  securities  and  repurchase  agreements  in a segregated account maintained by Chase; and

               (b) promptly  show on Chase's  records that such  securities  and repurchase agreements are being held on behalf of the Fund and deliver to the Fund a written confirmation to that effect.

          8c. Segregated Accounts for Deposits of Collateral. Chase agrees, with respect to (i) cash or high  quality debt  securities  to secure the Fund's commitments  to  purchase  new  issues  of debt  obligations  offered  on a when-issued basis; (ii) cash, U.S.  government  securities,  or irrevocable letters of credit of borrowers of the Fund's portfolio securities to secure the loan to them of such securities;  and/or (iii) cash,  securities or any other  property  delivered  to secure any other  obligations;  (all of such items being hereinafter  referred to as "collateral"),  pursuant to Written
     Instructions, to:

               (a) deposit the collateral for each such obligation in a separate segregated account maintained by Chase; and

               (b) promptly to show on Chase's  records that such  collateral is being  held on  behalf of the Fund and  deliver  to the Fund a written confirmation to that effect.

          9. Deposit Account.  Subject to the provisions of this Agreement,  the
     Fund  authorizes  Chase to establish  and maintain in each country or other jurisdiction  in which the principal  trading  market for any Securities is located or in which any  Securities  are to be presented  for  payment,  an account or accounts,  which may include nostro accounts with Chase Branches and omnibus  accounts of Chase at Foreign Banks, for receipt of cash in the
     Deposit  Account,  in such currencies as directed by Written  Instructions.
     For purposes of this  Agreement,  cash so held in any such account shall be evidenced  by separate  book entries  maintained  by Chase at its office in
     London and shall be deemed to be Cash held by Chase in the Deposit Account.
     Unless Chase receives Written  Instructions to the contrary,  cash received or  credited by Chase or any other Chase  Branch,  Foreign  Bank or Foreign
     Securities  Depository  for the  Deposit  Account in a currency  other than
     United  States  dollars  shall be  converted  promptly  into United  States dollars  whenever  it is  practicable  to do so through  customary  banking channels (including without limitation the effecting of such conversions at
     Chase's  preferred rates through Chase,  its affiliates or Chase Branches), and shall be automatically transmitted back to Chase in the United States.

          10. Settlement  Procedures.  Settlement procedures for transactions in
     Securities  delivered  to,  held in, or to be  delivered  from the  Custody
     Account in Chase Branches, Domestic Securities Depositories,  Foreign Banks
     and Foreign  Securities  Depositories,  including  receipts and payments of cash held in any nostro account or omnibus  account for the Deposit Account as  described  in Section 9, shall be carried  out in  accordance  with the
     provisions  of  the  Operating  Agreement.   It  is  understood  that  such
     settlement  procedures  may vary, as provided in the  Operating  Agreement,
     from  securities  market  to  securities   market,  to  reflect  particular
     settlement practices in such markets.

          Chase shall make or cause the appropriate Chase Branch or Foreign Bank to move payments of Cash held in the Deposit Account only:

               (a) in connection with the purchase of Securities for the account of the Fund and only against the receipt of such  Securities  by Chase
          or  by  another   appropriate   Chase  Branch,   Domestic   Securities
          Depository,   Foreign  Bank  or  Foreign  Securities  Depository,   or
          otherwise as provided in the Operating Agreement, each such payment to be made at prices confirmed by Written Instructions, or

               (b) in connection  with any dividend,  interim  dividend or other distribution declared by the Fund, or

               (c) as directed by the Fund by Written Instructions setting forth the name and  address of the person to whom the  payment is to be made and the purpose for which the payment is to be made.

          Upon the  receipt  by Chase of  Written  Instructions  specifying  the
     Securities to be so transferred or delivered, which instructions shall name the person or persons to whom  transfers or deliveries  of such  Securities shall be made  and  shall  indicate  the  time(s)  for  such  transfers  or deliveries,  Securities  held in the Custody  Account shall be transferred, exchanged,  or delivered by Chase,  any Chase Branch,  Domestic  Securities
     Depository, Foreign Bank, or Foreign Securities Depository, as the case may be, against payment in Cash or Securities,  or otherwise as provided in the
     Operating Agreement, only:

               (a) upon sale of such  Securities for the account of the Fund and receipt of such payment in the amount shown in a broker's confirmation of sale of the  Securities or other proper  authorization  received by
          Chase   before  such   payment  is  made,   as  confirmed  by  Written
          Instructions;

               (b) in  exchange  for or upon  conversion  into other  Securities alone or other  Securities  and Cash  pursuant  to any plan of merger,
          consolidation,  reorganization,   recapitalization,  readjustment,  or
          tender offer;

               (c) upon exercise of conversion, subscription, purchase, or other similar rights represented by such Securities, or

               (d)  otherwise  as directed  by the Fund by Written  Instructions which  shall set forth the amount  and  purpose  of such  transfer  or delivery.

          Until Chase receives Written Instructions to the contrary, Chase shall and shall cause each Chase Branch, Domestic Securities Depository,  Foreign
     Bank and Foreign  Securities  Depository holding Securities or Cash to take the following  actions in accordance  with  procedures  established  in the
     Operating Agreement:

               (a) collect and timely deposit in the Deposit  Account all income due or  payable  with  respect to any  Securities  and take any action which may be necessary  and proper in connection  with the  collection and receipt of such income;

               (b)  present  timely for payment  all  Securities  in the Custody
          Account  which are  called,  redeemed or retired or  otherwise  become payable and all coupons and other  income items which call for payment upon  presentation  and to receive and credit to the  Deposit  Account
          Cash  so  paid  for the  account  of the  Fund  except  that,  if such
          Securities are convertible  such Securities shall not be presented for payment  until two  business  days  preceding  the date on which  such conversion  rights would expire  unless  Chase  previously  shall have received Written Instructions with respect thereto;

               (c) present for exchange all  Securities  in the Custody  Account converted pursuant to their terms into other Securities;

               (d) in respect of securities in the Custody  Account,  execute in the name of the Fund such ownership and other  certificates  as may be required to obtain  payments in respect  thereto,  provided that Chase shall have  requested  and the Fund shall have  furnished to Chase any information necessary in connection with such certificates;

               (e)  exchange  interim  receipts or temporary  Securities  in the
          Custody Account for definitive Securities; and

               (f)  receive  and  hold in the  Custody  Account  all  Securities received as a distribution  on Securities  held in the Custody Account as a result of a stock  dividend,  share  split-up or  reorganization, recapitalization,  readjustment or other rearrangement or distribution of rights or similar  Securities issued with respect to any Securities held in the Custody Account.

          11.  Records.  Chase hereby  agrees that Chase and any Chase Branch or
     Foreign Bank shall  create,  maintain,  and retain all records  relating to their  activities  and  obligations  as  custodian  for the Fund under this
     Agreement in such manner as will meet the obligations of the Fund under the
     Act of 1940,  particularly  Section  31 thereof  and Rules  31a-l and 31a-2 thereunder,  and  Federal,  state and  foreign  tax laws and other legal or administrative rules or procedures, in each case as currently in effect and applicable to the Fund.  All records so  maintained in connection  with the performance  of its duties  under  this  Agreement  shall,  in the event of termination  of this  Agreement,  be preserved  and  maintained by Chase as required  by  regulation,  and shall be made  available  to the Fund or its agent upon request, in accordance with the provisions of Section 19.

          Chase hereby agrees,  subject to restrictions  under  applicable laws, that the books and  records  of Chase and any Chase  Branch  pertaining  to their  actions  under  this  Agreement  shall  be  open  to  the  physical, on-premises  inspection  and audit at reasonable  times by the  independent accountants ( "Accountants")  employed by, or other representatives of, the
     Fund.  Chase hereby agrees that,  subject to restrictions  under applicable laws,  access shall be afforded to the Accountants to such of the books and records of any Foreign  Bank,  Domestic  Securities  Depository  or Foreign
     Securities  Depository  with  respect  to  Securities  and Cash as shall be required by the  Accountants  in connection  with their  examination of the books and records  pertaining to the affairs of the Fund. Chase also agrees that as the Fund may  reasonably  request  from time to time,  Chase  shall provide the Accountants  with information with respect to Chase's and Chase
     Branches'  systems of  internal  accounting  controls as they relate to the services  provided  under  this  Agreement,  and  Chase  shall use its best efforts to obtain and  furnish  similar  information  with  respect to each
     Domestic  Securities  Depository,   Foreign  Bank  and  Foreign  Securities
     Depository holding Securities and Cash.

          12.  Reports.  Chase shall supply  periodically,  upon the  reasonable request of the Fund, such statements,  reports, and advices with respect to
     Cash in the Deposit  Account and the Securities in the Custody  Account and
     transactions in Securities from time to time received and/or  delivered for or from the Custody Account, as the case may be, as the Fund shall require.
     Such statements, reports and advices shall include an identification of the
     Chase  Branch,  Domestic  Securities  Depository,  Foreign Bank and Foreign
     Securities  Depository  having  custody  of the  Securities  and Cash,  and descriptions thereof.

          13.  Registration  of  Securities.  Securities in the Custody  Account
     which are issued or issuable only in bearer form (except such securities as are held in the Book-Entry  System) shall be held by Chase, Chase Branches,
     Domestic  Securities  Depositories,  Foreign  Banks or  Foreign  Securities
     Depositories  in that form.  All other  Securities  in the Custody  Account shall be held in registered form in the name of Chase, or any Chase Branch, the Book-Entry  System,  Domestic  Securities  Depository,  Foreign Bank or
     Foreign Securities Depository and their nominees, as custodian or nominee.

          14. Standard of Care.

               (a) General.  Chase shall assume  entire  responsibility  for all
          Securities  held in the  Custody  Account,  Cash  held in the  Deposit
          Account,  Cash or Securities held in the Segregated Account and any of the  Securities and Cash while in the possession of Chase or any Chase
          Branch,  Domestic  Securities  Depository,  Foreign  Bank  or  Foreign
          Securities  Depository,  or  in  the  possession  or  control  of  any employees,  agents or other  personnel  of Chase or any Chase  Branch,
          Domestic  Securities  Depository,  Foreign Bank or Foreign  Securities
          Depository;  and  shall be liable to the Fund for any loss to the Fund occasioned  by any  destruction  of the  Securities or Cash so held or while in such possession, by any robbery, burglary,  larceny, theft or embezzlement  by any  employees,  agents or  personnel of Chase or any
          Chase Branch, Domestic Securities Depository,  Foreign Bank or Foreign
          Securities Depository, and/or by virtue of the disappearance of any of the  Securities or Cash so held or while in such  possession,  with or without  any  fault  attributable  to Chase ( "fault  attributable  to
          Chase" for the  purposes of this  Agreement  being  deemed to mean any negligent  act or  omission,  robbery,  burglary,  larceny,  theft  or embezzlement  by any employees or agents of Chase or any Chase Branch,
          Domestic  Securities  Depository,  Foreign Bank or Foreign  Securities
          Depository).  In the event of Chase's discovery or notification of any such loss of Securities or Cash,  Chase shall promptly notify the Fund and shall  reimburse the Fund to the extent of the market value of the missing  Securities  or Cash as at the date of the  discovery  of such loss.  The Fund shall not be obligated to  establish  any  negligence, misfeasance  or  malfeasance  on  Chase's  part from  which  such loss resulted,  but  Chase  shall  be  obligated  hereunder  to  make  such reimbursement  to the Fund after the discovery or notice of such loss, destruction  or theft of such  Securities  or Cash.  Chase  may at its option insure itself against loss from any cause but shall be under no obligation to insure for the benefit of the Fund.

               (b) Collections.  All collections of funds or other property paid or  distributed in respect of Securities  held in the Custody  Account shall be made at the risk of the Fund.  Chase shall have no  liability for any loss  occasioned  by delay in the actual  receipt of notice by
          Chase  (or by any  Chase  Branch  or  Foreign  Bank  in  the  case  of
          Securities or Cash held outside of the United  States) of any payment, redemption  or  other  transaction  regarding  Securities  held in the
          Custody  Account  or Cash held in the  Deposit  Account  in respect of which  Chase has  agreed  to take  action in the  absence  of  Written
          Instructions  to the  contrary  as  provided  in  Section  10 of  this
          Agreement,  which does not appear in any of the publications  referred to in Section 16 of this Agreement.

               (c)  Exclusions.  Notwithstanding  any  other  provision  in this
          Agreement  to the  contrary,  Chase shall not be  responsible  for (i)
          losses  resulting from war or from the imposition of exchange  control restrictions,  confiscation,  expropriation, or nationalization of any securities or assets of the issuer of such securities,  or (ii) losses resulting from any negligent act or omission of the Fund or any of its affiliates,  or any robbery, theft,  embezzlement or fraudulent act by any  employee  or agent of the  Fund or any of its  affiliates.  Chase shall not be liable  for any action  taken in good faith upon  Written
          Instructions  of Authorized  Persons of the Fund or upon any certified copy of any  resolution of the Board of Trustees of the Fund,  and may rely on the  genuineness  of any such  documents  which it may in good faith believe to be validly executed.

               (d) Limitation on Liability under Section l4(a).  Notwithstanding any other  provision in this  Agreement to the contrary,  it is agreed that Chase's sole  responsibility with respect to losses under Section
          14(a) shall be to pay the Fund the amount of any such loss as provided in Section 14(a) (subject to the limitation  provided in Section 14(e)
          of this Agreement). This limitation does not apply to any liability of
          Chase under Section 14(f) of this Agreement.

               (e) Annual  Adjustment of  Limitation  of  Liability.  As soon as practicable  after June 1 of every year,  the Fund shall provide Chase with the amount of its total net assets as of the close of business on such date (or if the New York Stock  Exchange  is closed on such date, then in that  event  as of the  close of  business  on the next day on which the New York Stock Exchange is open for business).

               It is understood by the parties to this Agreement

          (1)  that  Chase  has  entered  into  substantially   similar  custody
     agreements with other Templeton Funds,  including  Templeton Funds, Inc. on behalf of Templeton World Fund and Templeton Foreign Fund; Templeton Global
     Funds,  Inc.  on behalf of  Templeton  Global I and  Templeton  Global  II;
     Templeton  Growth  Fund,  Ltd.,  Templeton  Growth  Fund,  Inc.;  Templeton
     Emerging  Markets Fund,  Inc.;  Templeton  Income Fund and Templeton Income
     Trust on behalf of Templeton Money Fund;  Templeton  Variable Annuity Fund,
     all of which Funds have as their  investment  adviser either the Investment
     Manager of the Fund or companies  which are affiliated  with the Investment
     Manager;  and (2) that Chase may enter into  substantially  similar custody agreements with additional  mutual funds under Templeton  management  which may hereafter be organized.  Each of such custody  agreements  with each of such other  Templeton Funds contains (or will contain) a "Standard of Care"
     section  similar  to this  Section  14,  except  that the limit of  Chase's liability  is (or will be) in  varying  amounts  for  each  Fund,  with the aggregate  limits of liability in all of such  agreements,  including  this
     Agreement, amounting to $150,000,000.

          On each June 1, Chase will total the net assets  reported  by each one of the Templeton  Funds, and will calculate the percentage of the aggregate net assets of all the Templeton  Funds that is represented by the net asset value of this Fund.  Thereupon  Chase shall allocate to this Agreement with this  Fund that  proportion  of its  total of  $150,000,000  responsibility undertaking  which is  substantially  equal to the  proportion  which  this
     Fund's net assets bears to the total net assets of all such Templeton Funds subject to adjustments  for claims paid as follows:  all claims  previously paid to this Fund shall first be deducted from its proportionate  allocable share of the $150,000,000 Chase  responsibility,  and if the claims paid to
     this  Fund  amount  to  more  than  its   allocable   share  of  the  Chase
     responsibility,  then the  excess of such  claims  paid to this Fund  shall diminish the balance of the $150,000,000 Chase responsibility available for the proportionate shares of all of the other Templeton Funds having similar custody  agreements  with  Chase.  Based on such  calculation,  and on such adjustment for claims paid, if any, Chase  thereupon  shall notify the Fund of such limit of liability under this Section 14 which will be available to the Fund with  respect to (1) losses in excess of payment  allocations  for previous  years  and (2)  losses  discovered  during  the  next  year  this
     Agreement  remains in effect and until a new determination of such limit of responsibility is made on the next succeeding June 1.

               (f) Other liability.  Independently  of Chase's  liability to the
          Fund as provided in Section 14(a) above (it being  understood that the limitations in Sections 14(d) and 14(e) do not apply to the provisions of this Section 14(f)), Chase shall be responsible for the performance of only such duties as are set forth in this Agreement or contained in express  instructions  given to Chase  which are not  contrary  to the provisions of this Agreement  Chase will use and require the same care with respect to the  safekeeping of all Securities held in the Custody
          Account, Cash held in the Deposit Account, and Securities or Cash held in the  Segregated  Account as it uses in  respect of its own  similar property,  but it need not maintain any  insurance  for the benefit of the Fund.  With  respect to  Securities  and Cash held  outside of the
          United  States,  Chase  will be liable to the Fund for any loss to the
          Fund  resulting  from  any   disappearance   or  destruction  of  such
          Securities  or Cash  while in the  possession  of  Chase or any  Chase
          Branch,  Foreign Bank or Foreign  Securities  Depository,  to the same extent it would be liable to the Fund if Chase had  retained  physical possession of such Securities and Cash in New York. It is specifically agreed that Chase's  liability  under this  Section  14(f) is entirely independent of Chase's liability under Section 14(a).  Notwithstanding any other provision in this Agreement to the contrary, in the event of any loss giving rise to liability  under this Section 14(f) that would also give rise to liability  under Section  14(a),  the amount of such liability shall not be charged against the amount of the limitation on liability provided in Section 14(d).

               (g)  Counsel;  legal  expenses.  Chase  shall be  entitled to the advice of counsel  (who may be counsel for the Fund) at the expense of the Fund in connection with carrying out Chase's duties  hereunder and in no event shall  Chase be liable for any action  taken or omitted to be taken by it in good faith pursuant to advice of such counsel. If in the absence of fault  attributable to Chase and in the course of or in connection with carrying out its duties and obligations hereunder, any claims or legal proceedings are instituted  against Chase or any Chase
          Branch by third parties, the Fund will hold Chase harmless against any claims, liabilities, costs, damages or expenses incurred in connection therewith and, if the Fund so elects,  the Fund may assume the defense thereof with counsel  satisfactory to Chase,  and thereafter shall not be  responsible  for any  further  legal fees that may be  incurred by
          Chase,  provided,  however,  that all of the foregoing is  conditioned upon the  Fund's  receipt  from  Chase of prompt and due notice of any such claim or proceeding.

          15. Expropriation Insurance.  Chase represents that it does not intend to obtain any insurance for the benefit of the Fund which protects  against the imposition of exchange  control  restrictions  on the transfer from any foreign  jurisdiction  of the proceeds of sale of any Securities or against confiscation,  expropriation  or  nationalization  of any securities or the assets of the issuer of such  securities  by a  government  of any  foreign country in which the issuer of such  securities  is  organized  or in which securities are held for  safekeeping  either by Chase, or any Chase Branch,
     Foreign Bank or Foreign  Securities  Depository in such country.  Chase has discussed the  availability of  expropriation  insurance with the Fund, and has advised the Fund as to its  understanding  of the position of the staff of the  Securities  and Exchange  Commission  that any  investment  company investing  in  securities  of foreign  issuers has the  responsibility  for
     reviewing  the   possibility   of  the   imposition  of  exchange   control
     restrictions which would affect the liquidity of such investment  company's assets and the  possibility  of exposure to political  risk,  including the appropriateness  of insuring  against such risk.. The Fund has acknowledged that it has the  responsibility to review the possibility of such risks and what, if any, action should be taken.

          16. Proxy,  Notices,  Reports. Etc. Chase shall watch for the dates of expiration of (a) all purchase or sale rights  (including  warrants,  puts, calls and the like) attached to or inherent in any of the  Securities  held in the  Custody  Account and (b)  conversion  rights and  conversion  price changes  for each  convertible  Security  held in the  Custody  Account  as published  in Telstat  Services,  Inc.,  Standard & Poor's  Financial  Inc.
     and/or any other publications  listed in the Operating  Agreement (it being understood that Chase may give notice to the Fund as provided in Section 21 as to any change,  addition and/or omission in the publications  watched by
     Chase for these  purposes).  If Chase or any Chase Branch,  Foreign Bank or
     Foreign Securities Depository shall receive any proxies,  notices, reports, or  other  communications  relative  to any of the  Securities  held in the
     Custody Account, Chase shall, on its behalf or on behalf of a Chase Branch,
     Foreign Bank or Foreign Securities Depository, promptly transmit in writing any such  communication  to the Fund.  In addition,  Chase shall notify the
     Fund by  person-to-person  collect  telephone  concerning  any such notices relating to any matters specified in the first sentence of this Section 16.

          As specifically  requested by the Fund, Chase shall execute or deliver or shall  cause the  nominee in whose name  Securities  are  registered  to execute  and  deliver  to such  person  as may be  designated  by the  Fund proxies,  consents,  authorizations  and any other instruments  whereby the authority  of the Fund as owner of any  Securities  in the Custody  Account registered in the name of Chase or such nominee, as the case may be, may be
     exercised.   Chase  shall  vote   Securities  in  accordance  with  Written
     Instructions  timely  received by Chase, or such other person or persons as designated in or pursuant to the Operating Agreement.

          Chase and any Chase  Branch  shall have no  liability  for any loss or liability  occasioned by delay in the actual receipt by them or any Foreign
     Bank  or  Foreign  Securities  Depository  of  notice  of  any  payment  or redemption which does not appear in any of the publications  referred to in the first sentence of this Section 16.

          17.  Compensation.  The Fund  agrees to pay to Chase from time to time such  compensation  for its services  pursuant to this  Agreement as may be mutually agreed upon in writing from time to time and Chase's out-of-pocket or incidental expenses,  as from time to time shall be mutually agreed upon by Chase  and the  Fund.  The Fund  shall  have no  responsibility  for the payment of services provided by any Domestic  Securities  Depository,  such fees being paid directly by Chase.  In the event of any advance of Cash for any purpose made by Chase  pursuant to any Written  Instruction,  or in the event that Chase or any nominee of Chase  shall  incur or be  assessed  any taxes in connection with the performance of this Agreement,  the Fund shall indemnify and reimburse Chase therefor,  except such assessment of taxes as results from the  negligence,  fraud, or willful  misconduct of Chase,  any
     Domestic  Securities  Depository,  Chase  Branch,  Foreign  Bank or Foreign
     Securities Depository, or as constitutes a tax on income, gross receipts or the like of any one or more of them.  Chase shall have a lien on Securities in the Custody  Account  and on Cash in the Deposit  Account for any amount owing to Chase from time to time under  this  Agreement  upon due notice to the Fund.

          18.  Agreement  Subject to Approval of the Fund. It is understood that this Agreement and any  amendments  shall be subject to the approval of the
     Fund.

          19. Term.  This Agreement  shall remain in effect until  terminated by either party upon 60 days' written notice to the other,  sent by registered mail. Notwithstanding the preceding sentence, however, if at any time after the execution of this Agreement  Chase shall provide  written notice to the
     Fund,  by  registered  mail,  of the  amount  needed to meet a  substantial increase in the cost of  maintaining  its present type and level of bonding and insurance  coverage in connection with Chase's  undertakings in Section
     14(a),  (d) and (e) of this Agreement,  said Section 14(a),  (d) and (e) of this  Agreement  shall cease to apply 60 days after the  providing  of such notice by Chase,  unless prior to the  expiration  of such 60 days the Fund agrees in writing to assume the amount needed for such purpose. Chase, upon the date this Agreement  terminates pursuant to notice which has been given in a timely  fashion,  shall,  and/or shall cause each Domestic  Securities
     Depository to, deliver the Securities in the Custody Account,  pay the Cash in the Deposit  Account,  and deliver  and pay  Securities  and Cash in the
     Segregated  Account to the Fund unless Chase has received  from the Fund 60 days prior to the date on which this Agreement is to be terminated  Written
     Instructions specifying the name(s) of the person(s) to whom the Securities in the Custody Account shall be delivered,  the Cash in the Deposit Account shall be paid, and  Securities and Cash in the Segregated  Account shall be delivered  and paid.  Concurrently  with the  delivery of such  Securities,
     Chase  shall  deliver to the Fund,  or such other  person as the Fund shall instruct, the records referred to in Section 11 which are in the possession or  control  of  Chase,  any  Chase  Branch,  or  any  Domestic  Securities
     Depository, or any Foreign Bank or Foreign Securities Depository, or in the
     event that Chase is unable to obtain such  records in their  original  form
     Chase shall deliver true copies of such records.

          20.  Authorization  of  Chase  to  Execute  Necessary  Documents.   In
     connection  with the performance of its duties  hereunder,  the Fund hereby authorizes  and  directs  Chase and each Chase  Branch  acting on behalf of
     Chase,  and Chase hereby agrees,  to execute and deliver in the name of the
     Fund,  or cause such other Chase  Branch to execute and deliver in the name of the Fund, such certificates,  instruments,  and other documents as shall be reasonably necessary in connection with such performance,  provided that the Fund  shall  have  furnished  to Chase  any  information  necessary  in connection therewith.

          21. Notices. Any notice or other communication  authorized or required by this  Agreement to be given to the parties shall be  sufficiently  given
     (except to the extent  otherwise  specifically  provided) if addressed  and mailed postage  prepaid or delivered to it at its office at the address set forth below:

         If to the Fund, then to

                   Templeton Global Income Fund, Inc.
                   700 Central Avenue, P. 0. Box 33030
                   St. Petersburg, Florida 33733
                   Attention:  John Wm. Galbraith, Vice President and Secretary

          If to Chase, then to

                   The Chase Manhattan Bank, N.A.
                   1211 Avenue of the Americas
                   33rd Floor
                   New York, New York 10036
                   Attention:  Global Custody Division Executive

or such other person or such other address as any party shall have  furnished to the other party in writing.

          22.  Non-Assignability  of  Agreement.  This  Agreement  shall  not be assignable by either party hereto; provided,  however, that any corporation into  which  the  Fund or  Chase,  as the  case may be,  may be  merged  or converted  or  with  which  it may  be  consolidated,  or  any  corporation succeeding  to all or  substantially  all of the trust  business  of Chase, shall  succeed to the  respective  rights and shall  assume the  respective duties of the Fund or of Chase, as the case may be, hereunder.

          23. Governing Law. This Agreement shall be governed by the laws of the
     State of New York.

                                    THE CHASE MANHATTAN BANK, N.A.

                                    By:   /s/ Catherine A. Lee
                                          --------------------------------------
                                          Catherine A. Lee
                                          Vice President

                                    TEMPLETON GLOBAL INCOME FUND, INC.

                                    By:   /s/ John Wm. Galbraith
                                          --------------------------------------
                                          John Wm. Galbraith
                                          Vice President and Secretary